EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark Roberts
Vice President Finance
(413) 568-9141

WORONOCO BANCORP, INC. ANNOUNCES CASH DIVIDEND OF $0.2025

PER SHARE AND REPORTS QUARTERLY RESULTS

WESTFIELD, MA—April 21, 2005—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported net income of $776,000, or $0.21 per diluted share, in the first quarter of 2005 compared to $1.4 million, or $0.40 per diluted share, for the same quarter last year. The lower earnings were attributable in large part to the recognition of expenses totaling $766,000 related to the pending merger with Berkshire Hills Bancorp. Excluding the impact of merger-related charges, the results for the first quarter of 2005 reflect growth in average loans and core deposits, expansion in insurance commissions and lower provision for loan losses, somewhat offset by net interest margin compression, lower gains from loan sales and higher non-interest expenses.

Total assets fell $5.7 million, or 0.6%, to $912.6 million at March 31, 2005 from $918.3 million at December 31, 2004 primarily reflecting a decrease in securities available-for-sale, partially offset by growth in net loans. Securities available-for-sale declined $16.1 million, or 6.6%, mainly due to principal payments totaling $12.4 million and a $3.5 million decrease in the unrealized gain. Total net loans rose $9.1 million, or 1.5%, largely due to purchases of adjustable-rate residential mortgages and solid loan origination activity, partially offset by prepayments.

The Company announced a cash dividend of $0.2025 per share, payable on May 16, 2005 to shareholders of record as of the close of business on May 2, 2005.

“We are very pleased with the recent shareholder approval of our pending merger with Berkshire Hills Bancorp”, commented Cornelius D. Mahoney, Chairman, President and CEO. “While we continue to actively proceed with the merger, our core results demonstrate that Woronoco remains committed to executing its strategic plans.”

Financial highlights include:

•	The Company increased its dividend 2.5% to $0.2025 per share in the first quarter of 2005 from $0.1975 in the first quarter of last year. The dividend yield is 2.36% based upon an annualized dividend of $0.81 per share and a closing stock price of $34.36 at March 31, 2005.

•	Net loan growth for the three months ended March 31, 2005 was driven by loan origination volume ($32.6 million) and purchases of adjustable-rate mortgages ($16.8 million), offset by refinancings, prepayments and amortization of the existing portfolio ($39.9 million).

•	Asset quality remained outstanding at quarter end with the non-performing assets and troubled debt restructurings-to-total assets ratio at 0.04%.

•	At March 31, 2005, the allowance for loan losses-to-total loans was 0.58% and the allowance for loan losses-to-non-performing loans was 954%.

•	The capital position at quarter end remains strong with an equity-to-assets ratio of 8.74%. The Company’s book value per share fell $0.76, or 3.6%, to $20.48 at March 31, 2005 from $21.24 at December 31, 2004 mainly due to a $2.3 million decrease in the net unrealized gain on securities available for sale in connection with rising market interest rates.

•	The cost of deposits, excluding brokered deposits, declined 3 basis points to 1.25% in the first quarter of 2005 compared to 1.28% for the same period in 2004 primarily resulting from growth in lower-cost core deposit balances.

•	Net interest margin compressed to 2.53% for the three months ended March 31, 2005 compared to 2.79% for the same period in 2004 largely attributable to significant levels of loan prepayments and refinancings and accelerated cash flows in the existing mortgage-backed securities portfolio. The proceeds from these activities were used to support loan growth and to purchase investment securities at lower yields.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its ten branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank’s subsidiary, the Woronoco Insurance Group, Inc., offers property and casualty insurance products and life insurance and group life, group health and accident insurance products for individuals and commercial clients. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of operations, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which was filed on March 15, 2005.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	Unaudited March 31, 2005	December 31, 2004	Unaudited March 31, 2004
Assets

Cash and due from banks	$19,262	$16,861	$18,050
Interest-bearing deposits	1,053	1,044	1,041
Federal funds sold	—	4,900	—

Cash and cash equivalents	20,315	22,805	19,091

Securities available for sale, at fair value	225,990	242,050	225,612
Federal Home Loan Bank stock, at cost	19,009	17,339	15,774

Loans:
Residential mortgages	448,561	439,113	371,647
Commercial mortgages	81,697	80,349	71,929
Consumer loans	92,907	92,597	88,891
Commercial loans	13,426	15,954	15,599

Total loans	636,591	628,013	548,066

Unadvanced loan funds	(13,760)	(14,201)	(4,744)
Net deferred loan costs	847	802	805
Allowance for loan losses	(3,643)	(3,651)	(3,486)

Loans, net	620,035	610,963	540,641

Premises and equipment, net	10,206	10,363	9,913
Goodwill and other intangible assets, net	3,215	3,221	1,823
Other assets	13,796	11,554	12,604

Total assets	$912,566	$918,295	$825,458

Liabilities and Stockholders’ Equity

Deposits:
Demand	$32,476	$33,251	$27,619
NOW	59,238	60,333	61,907
Money market	68,887	78,108	63,047
Savings	90,122	86,535	86,492
Brokered deposits	69,619	95,084	42,543
Certificates of deposit	123,881	124,544	130,945

Total deposits	444,223	477,855	412,553

Short-term borrowings	170,176	140,554	41,001
Long-term debt	210,577	212,528	283,420
Mortgagors’ escrow accounts	2,422	2,078	2,052
Accrued expenses and other liabilities	5,382	3,869	5,046

Total liabilities	832,780	836,884	744,072

Commitments and contingencies

Stockholders’ Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; 5,998,860 shares issued; shares outstanding: 3,895,557 at March 31, 2005, 3,833,709 at December 31, 2004 and 3,673,393 at March 31, 2004)	60	60	60
Additional paid-in capital	65,028	64,247	61,011
Unearned compensation	(3,482)	(3,657)	(2,858)
Retained earnings	46,018	47,123	48,970
Accumulated other comprehensive income	484	2,793	4,812
Treasury stock, at cost (2,103,303 shares at March 31, 2005, 2,165,151 shares at December 31, 2004 and 2,325,467 at March 31, 2004)	(28,322)	(29,155)	(30,609)

Total stockholders’ equity	79,786	81,411	81,386

Total liabilities and stockholders’ equity	$912,566	$918,295	$825,458

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Interest and dividend income:
Loans, including fees	$8,109	$6,993
Interest and dividends on securities:
Taxable interest	1,924	1,987
Tax exempt interest	353	247
Dividends	606	514
Federal funds sold	29	4
Other	6	1

Total interest and dividend income	11,027	9,746

Interest expense:
Deposits	1,972	1,532
Borrowings	3,665	3,052

Total interest expense	5,637	4,584

Net interest and dividend income	5,390	5,162
Provision for loan losses	14	150

Net interest and dividend income, after provision for loan losses	5,376	5,012

Non-interest income:
Fee income	1,036	1,040
Insurance commissions	545	423
Gain on sales of loans, net	—	80
Other income	43	70

Total non-interest income	1,624	1,613

Non-interest expenses:
Salaries and employee benefits	2,837	2,784
Occupancy and equipment	676	545
Marketing	34	80
Professional services	336	271
Data processing	289	270
Merger-related	766	—
Other general and administrative	671	634

Total non-interest expenses	5,609	4,584

Income before income taxes	1,391	2,041
Provision for income taxes	615	608

Net income	$776	$1,433

Earnings per share:
Basic	$0.21	$0.42
Diluted	$0.21	$0.40

Weighted average shares outstanding:
Basic	3,641,898	3,390,398
Diluted	3,733,659	3,611,181

See accompanying notes to unaudited consolidated financial statements

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

		Three Months Ended March 31,
		2005	2004
Earnings per share:
Basic		$0.21	$0.42
Diluted		$0.21	$0.40

Performance ratios:
Net interest margin		2.53%	2.79%
Return on average assets		0.34%	0.72%
Return on average equity		3.78%	7.17%
Non-interest income as a percentage of average assets		0.70%	0.81%
Non-interest expenses as a percentage of average assets		2.43%	2.29%

Average balance sheet (in thousands):
Investment securities (includes FHLB stock)		$253,566	$245,259
Loans, net		621,776	510,351
Total assets		923,813	799,108
Interest-bearing deposits		429,425	390,380
Borrowings		377,355	297,649
Stockholders’ equity		82,091	79,929

	At March 31,	At December 31,	At March 31,
	2005	2004	2004
Capital and asset quality data:

Book value per share (1)	$20.48	$21.24	$22.16
Total equity to total assets	8.74%	8.87%	9.86%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.04%	0.06%	0.05%
Allowance for loan losses as a percentage of total loans (2)	0.58%	0.59%	0.64%
Allowance for loan losses as a percentage of non-performing loans and troubled debt restructurings	953.66%	783.48%	810.70%

Banking offices at end of period	10	10	9

(1)	Calculation based on shares outstanding of 3,895,557 at March 31, 2005, 3,833,709 at December 31, 2004 and 3,673,393 at March 31, 2004.
(2)	Total loans includes loans, less unadvanced loan funds, plus deferred loan costs, net.